EXHIBIT 3.1

Delaware
-------------------------------
The First State

        I, HARRIETT SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "WAYNE SAVINGS BANCSHARES, INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF NOVEMBER, A.D. 2002, AT 6:05 O'CLOCK P.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



                               [seal] /s/ Harriett Smith Windsor
                                      -------------------------------------
                                      Harriett Smith Windsor, Secretary of State

3437552   8100                            AUTHENTICATION: 2075881
020686222                                           DATE: 11-06-02

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                            BEFORE PAYMENT OF CAPITAL
                                       OF
                         WAYNE SAVINGS BANCSHARES, INC.

FIRST: That Paragraph A of Article FOURTH of the Certificate of Incorporation be and hereby is amended to read as follows:

      FOURTH:

      A. The total number of shares of all classes of stock that the Corporation shall have authority to issue is nine million, five-hundred thousand (9,500,000) consisting of:

      1. five-hundred thousand (500,000) shares of Preferred Stock, par value ten cents ($.10) per share (the "Preferred Stock"); and

      2. nine million (9,000,000) shares of Common Stock, par value ten cents ($.10) per share (the "Common Stock").

SECOND: That the corporation has not received any payment for any of its stock.

THIRD: That the amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.


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

      IN WITNESS WHEREOF, Wayne Savings Bancshares, Inc. has caused this Certificate to be signed by its sole incorporator this 6th day of November, 2002.

                              /s/ Charles F. Finn
                              -----------------------------------------
                              Charles F. Finn
                              President and Chief Executive Officer


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